EXHIBIT 23












                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 (No. 333-40260) of our report dated January 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Ford Motor Company which is incorporated by reference in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan
July 31, 2000